Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of theMaven, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1.	This Quarterly Report on Form 10-Q of the Company for the three and nine months ended September 30, 2020 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 18, 2021	By:	/s/ Ross Levinsohn
Ross Levinsohn
Chief Executive Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to theMaven, Inc. and will be retained by theMaven, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.